                                                             Page 12 of 12 Pages

                                                                   Exhibit 2

                            Joint Filing Agreement

          The undersigned agree that the foregoing Amendment No. 1 to Schedule 13D, dated August 24, 1994, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated:  August 24, 1994

                                  /s/ Thomas W. Smith
                              ------------------------------
                                    Thomas W. Smith

                                  /s/ Edward J. McAree
                              ------------------------------
                                    Edward J. McAree

                                  /s/ Thomas N. Tryforos
                              ------------------------------
                                    Thomas N. Tryforos